SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2003

LINCOLN ELECTRIC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-1402
(Commission File Number)

Ohio (State or other jurisdiction of incorporation)	34-1860551 (I.R.S. Employer Identification No.)

22801 St Clair Avenue
Cleveland, Ohio 44117
(Address of principal executive offices, with zip code)

(216) 481-8100
(Registrant’s telephone number, including area code)

Item 5. Other Events

On October 16, 2003, Lincoln Electric Holdings, Inc. (the Company) issued a press release announcing the signing of an agreement by the Company and Clore Automotive LLC for the Company to purchase certain assets of the welding and cutting machine business and battery charger business of Clore Automotive LLC. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference and also made available through the Company’s website at www.lincolnelectric.com.

On October 17, 2003, Lincoln Electric Holdings, Inc. issued a press release announcing that its Chairman of the Board and Chief Executive Officer, Anthony A. Massaro, intends to retire in May 2005. A copy of this press release is attached as Exhibit 99.2 hereto and incorporated herein by reference and also made available through the Company’s website at www.lincolnelectric.com.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1 Press Release of Lincoln Electric Holdings, Inc. dated October 16, 2003.

99.2 Press Release of Lincoln Electric Holdings, Inc. dated October 17, 2003.

99.3 Press Release of Lincoln Electric Holdings, Inc. dated October 17, 2003.

Item 12. Results of Operations and Financial Condition.

On October 17, 2003, Lincoln Electric Holdings, Inc. issued a press release reporting its 2003 third quarter financial results. A copy of the press release is attached as Exhibit 99.3 hereto and incorporated herein by reference and also made available through the Company’s website at www.lincolnelectric.com. The information in this Current Report on Form 8-K, including the exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: October 17, 2003	By:	/s/ H. Jay Elliott H. Jay Elliott Senior Vice President, Chief Financial Officer and Treasurer

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Lincoln Electric Holdings, Inc. dated October 16, 2003.

99.2	Press Release of Lincoln Electric Holdings, Inc. dated October 17, 2003.

99.3	Press Release of Lincoln Electric Holdings, Inc. dated October 17, 2003.